UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2016

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

760 Market Street, 4th Floor

San Francisco, California 94102

(Address of principal executive offices, including zip code)

(415) 901-6030

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2016, the Board of Directors (the “Board”) of ServiceSource International, Inc. (the “Company”) approved the following amendment to Article II, Section 2.9 of the Company’s Bylaws and adopted the Company’s Amended and Restated Bylaws (the “Restated Bylaws”) to implement majority voting for the election of directors in uncontested elections. The Restated Bylaws include the following:

•	Each nominee for director in uncontested elections will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

•	If a nominee for director in an uncontested election fails to receive the required number of votes for reelection,

•	the Nominating and Corporate Governance Committee (the “NCGC”) shall make a recommendation to the Board as to whether to accept or reject such director’s resignation as previously tendered, as explained below, or whether other action should be taken;

•	the Board will act on the NCGC’s recommendation; and

•	within 90 days from the date the election results are certified, the Company will publicly disclose the Board’s decision and the rationale behind such decision.

•	The Board will only nominate those directors who agree to tender, promptly following the stockholders’ meeting at which they are elected or reelected as director, irrevocable resignations that will be effective upon the failure of such director nominee to receive the required vote for reelection and Board acceptance of such resignation.

•	Each nominee for director in contested elections will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of ServiceSource International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of ServiceSource International, Inc.